UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2009

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2009, certain subsidiaries of FelCor Lodging Trust Incorporated (the “Company” and, together with FelCor Lodging Limited Partnership, “FelCor”) entered into a Term Loan Agreement (the “Loan Agreement”) with JPMorgan Chase Bank, N.A., as the administrative agent and lender, and the other lenders thereto, providing for a loan in the original principal amount of $200,800,000 (the “Loan”). J.P. Morgan Securities Inc. acted as the lead arranger. The Loan has a term of two years, plus two one-year extension options subject to certain conditions, and bears a variable interest rate (currently LIBOR plus 350 basis points). The Loan Agreement, which contains no corporate-level financial covenants, includes rights to prepayment and partial release of properties, subject to certain conditions, and is subject to acceleration upon the occurrence of certain events of default. The Loan is secured by first priority mortgages on nine hotel properties directly owned by one of the borrowers and a pledge of the equity interests of the borrowers. The Loan is nonrecourse, except for certain customary recourse carveouts. FelCor has guaranteed the recourse carveouts. The proceeds of the Loan will be used for general corporate purposes, including repayment of FelCor’s line of credit, which has been canceled.

Item 1.02	Termination of a Material Definitive Agreement.

On June 12, 2009, FelCor terminated its $250 million line of credit and, in connection therewith, repaid all amounts then outstanding thereunder.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 12, 2009, pursuant to the terms of the Loan Agreement, certain FelCor subsidiaries incurred a $200,800,000 direct financial obligation. See Item 1.01 above, which is incorporated herein by reference.

Section 8 - Other Events

Item 8.01	Other Events

On June 15, 2009, FelCor issued a press release announcing the funding of the Loan and termination of its line of credit. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release dated June 15, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: June 15, 2009	By:	/s/Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President, General Counsel and Secretary